UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 22, 2007


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


           Nevada                       1-12850                   84-1168832
           ------                       -------                   ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 22, 2007, the stockholders (the "Stockholders") of Avalon Oil & Gas, Inc. (the "Company") acting by written consent, in accordance with Sections
78.320 and 78.335 of the Nevada Revised Statutes, terminated the directorship of Thad Kaplan. The Stockholders also directed the Company to terminate the directorship Mr. Kaplan from Oiltek, Inc. ("Oiltek"), a majority owned subsidiary of the Company

(c)

On October 22, 2007, the Stockholders acting by written consent appointed Jill Allison as a director of the Company, and directed the Company to appoint Ms. Allison as a director of Oiltek. Ms. Allison currently serves as the Vice-President of the Company, and has served as the President of Oiltek since its inception on August 7, 2006. Ms. Allison has over 20 years of diversified management experience in business development and technology commercialization. Prior to joining the Company, she managed a technology strategy consulting practice with focus in the market convergence of physical and IT security industries. Her venture development background includes market leadership positions with Monsanto, Iridian Technologies, Pinkertons and Cylink Corporation. She holds a B.A. in Economics from Gustavus Adolphus College; a Master's in International Management (MIM) in Marketing from the American Graduate School of International Management (Thunderbird), Glendale, AZ; and an MBA in Strategic and Entrepreneurial Management from the Wharton School of the University of Pennsylvania, where she focused on strategic alliances and management of technology.

There are no arrangements or understandings between Ms. Allison, or any other persons, pursuant to which Ms. Allison was selected as a director.

As the Board of Directors of the Company does not have any committees or subdivisions, including, but not limited to, a compensation committee or an audit committee, there are no committees to which Ms. Allison has been or is expected to be named.

There are no related person transactions to be reported in connection with the appointment of Ms. Allison to the Company's Board of Directors pursuant to Item 404(a) of Regulation S-B.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Ms. Allison is a party, or in which she participates, that was entered into or amended, in connection with Ms. Allison being appointed as a director of the Company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Avalon Oil & Gas, Inc.

Date: October 22, 2007                          By: /s/ Kent Rodriguez
                                                --------------------------------
                                                Kent Rodriguez, President